Exhibit 99.1

CHINA EDUCATION ALLIANCE ANNOUNCES POSITIVE FORWARD-LOOKING GUIDANCE FOR 2010

HARBIN, China, March 19 /PRNewswire-Asia-FirstCall/ -- China Education Alliance, Inc. (NYSE: - ) ("the Company"), a China-based educational resources company, speaking at their 2009 fourth quarter and year-end conference call held on March 17, 2010 gave positive forward-looking guidance for the fiscal 2010 year ending December 31, 2010. The Company stated that they expected revenue growth of approximately 30%, which would equate to revenue projection of $48 million for fiscal year 2010.

Commenting on the report, Xiqun Yu, Chairman and Chief Executive Officer of China Education Alliance, stated: "We remain confident about the health of our business model because the demand for our high-quality educational services and our vocational training programs in China continues to see very strong growth."

As previously announced, the Company acquired Beijing Shifan Culture Communication Co., Ltd. through a new subsidiary, Beijing New Shifan Education & Technology ("Beijing New Shifan"). Beijing Shifan's Senior High School Students Mathematic, Physics, and Chemistry magazine, endorsed by the China's Ministry of Education, and its popular nationwide academic contest for middle- school and high-school students in the People's Republic of China provides the Company immediate access to the national secondary education market and accelerates its marketing efforts for a strategic expansion in 2010. The Company believes that Beijing New Shifan will generate revenues of between RMB15 million to 20 million in 2010, which would translate into a top-line benefit of between US$2.2 million and US$3 million. Additionally, management expects net profit margins of 20% for the new subsidiary to be achieved. A replay of the 2009 year-end conference call will be available for two weeks from 2:00 p.m. EDT on March 17, 2010, until 11:59 p.m. EDT on March 31, 2010. The number for the replay is 303-590-3030. The pass code for the replay is 4265652.

About China Education Alliance

China Education Alliance, Inc. (  ) is a fast-growing, leading, China-based company offering high-quality education resources and services to students ages 6 to 18 and adults (university students and professionals) ages 18 and over. For students ages 6 to 18, China Education Alliance offers supplemental, online exam-oriented training materials and onsite, exam-oriented training and tutoring services. The company provides online, downloadable famous-teacher resources and onsite, personalized instruction. All resources and tutoring services are provided by famous teachers within mainland China. The purpose of online exam-orientated resources and onsite tutoring is to help Chinese students (ages 6 to 18) pass the two most important and highly competitive exams in their educational career: the senior high school entrance and college entrance exams. For graduates and professionals age 18 and over, China Education Alliance provides vocational training including IT and several professional training programs.

Safe Harbor Statement

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: Certain statements in this press release, constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements include, without limitation, statements regarding our ability to prepare the company for growth, the Company's planned expansion in 2010 and predictions and guidance relating to the Company's future financial performance. We have based these forward- looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs and are not a guarantee of future performance but they involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, which may include, but are not limited to, such factors as unanticipated changes in product demand especially in the education industry, pricing and demand trends for the Company's products, changes to government regulations, risk associated with operation of the Company's new facilities, risk associated with large scale implementation of the company's business plan, the ability to attract new customers, ability to increase its product's applications, cost of raw materials, downturns in the Chinese economy, the adoption by consumers of its new game business, the unproven advertising model that is dependent on attracting a large game user base, and other information detailed from time to time in the Company's filings and future filings with the United States Securities and Exchange Commission. Investors are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements made herein speak only as of the date of this press release, readers are cautioned not to place undue reliance on any of them and the Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the company's expectations.

For more information, please contact:

At the Company:
Zack Pan, CFO
China Education Alliance, Inc.
Tel:   +1-405-315-9987
Email: zackpan08@gmail.com

Investor Relations:
RedChip Companies, Inc.
Jon Cunningham
Tel:   +1-800-733-2447, Ext. 107
Email: info@redchip.com
Web:   http://www.RedChip.com